Exhibit 99.1

GENERAL MOTORS

EARNINGS FROM CONTINUING OPERATIONS

GM Reports 2017 EPS Diluted of $0.22 and Record EPS Diluted-adjusted of $6.62

- Full-year income of $0.3 billion; EBIT-adj. of $12.8 billion, repeats record 2016
- Third straight year of 10-percent or higher margins in North America
- Q4 EPS diluted of $(3.46); Record Q4 EPS diluted-adj. of $1.65
- Results reflect $7.3 billion non-cash charge related to U.S. tax reform

FULL-YEAR 2017 RESULTS OVERVIEW

	FROM CONTINUING OPERATIONS			
	Net Revenue	Income	Auto Operating Cash Flow	EPS-Diluted
GAAP	$145.6 B	$0.3 B	$13.9 B	$0.22
Vs. 2016	(2.4) %	(96.3) %	$(0.6) B	(96.3)%
	EBIT-adj. Margin	EBIT-adj.	Adj. Auto FCF	EPS Diluted-adj.
Non-GAAP	8.8%	$12.8 B	$5.2 B	$6.62
Vs. 2016	+0.2 pts	Equal	$(3.0) B	+8.2%

"The actions we took to further strengthen our core business and advance our vision for personal mobility made 2017 a transformative year. We will continue executing our plan and reshaping our company to position it for long-term success."

– Mary Barra, Chairman and CEO

A YEAR OF TRANSFORMATION

Sweeping change accompanied record performance at General Motors in 2017. To continue focusing resources on its most profitable franchises, GM sold its Opel/ Vauxhall and GM Financial European operations, and exited South and East Africa, and India.

The company reduced U.S. inventories to align supply with demand, while preparing for its all-new full-size pickups, and completed the refresh of its crossover portfolio by launching the Chevrolet Traverse and Equinox, Buick Enclave and GMC Terrain.

To advance its vision of a zero emissions world, GM laid out plans to introduce at least 20 new all-electric vehicles that will launch by 2023. The company also recently filed a Safety Petition asking the U.S. Department of Transportation to allow GM to safely deploy its fourth-gen self-driving Cruise AV on public roads. This vehicle eliminates the steering wheel, pedals and other unnecessary manual controls.

GM expects to deploy self driving vehicles in a ride sharing environment in 2019.



Fourth-Generation Self-Driving Cruise AV

In January, GM forecasted its full-year 2018 to be largely in line with 2017's record performance, building on previous records in 2016 and 2015. The introduction of its all-new full-size pickups later this year is expected to help accelerate earnings in 2019.

IMPACT OF SPECIAL CHARGES

On a consolidated basis (including discontinued operations), GM reported a 2017 net loss of $3.9 billion, driven primarily by charges totaling $13.5 billion. These included a $7.3-billion non-cash charge related to the remeasurement of deferred tax assets due to U.S. tax reform, and a largely non-cash charge of $6.2 billion resulting from the sale of Opel/ Vauxhall.

Q4 2017 RESULTS OVERVIEW

	FROM CONTINUING OPERATIONS			
	Net Revenue	Income (Loss)	Auto Operating Cash Flow	EPS-Diluted
GAAP	**$37.7 B**	**$(4.9) B**	**$6.6 B**	**$(3.46)**
Vs. Q4 2016	(5.5) %	$(6.8) B	$1.9 B	$(4.73)
	EBIT-adj. Margin	EBIT-adj.	Adj. Auto FCF	EPS Diluted-adj.
Non-GAAP	**8.2%**	**$3.1 B**	**$4.2 B**	**$1.65**
Vs. Q4 2016	+1.7 pts	+18.7 %	+$1.7 B	+21.3%

FOURTH-QUARTER RESULTS

EBIT-adjusted was a record for a fourth quarter. This result was driven by sales of GM's latest crossovers, along with strong pricing and cost control — which more than offset a wholesale volume decline during the quarter.

Fourth-quarter income (loss) of $(4.9) billion includes a non-cash charge of $7.3 billion related to the remeasurement of deferred tax assets due to U.S. tax reform. Fourth-quarter 2016 income was $1.9 billion.

> "Improvements in all operating segments and an intense focus on cost reductions generated a record quarter and another record year. We plan to build on this momentum in 2018 and beyond as we focus on growth opportunities across many parts of our business."
>
> *– Chuck Stevens, Executive Vice President and CFO*

SEGMENT RESULTS (EBIT-ADJUSTED FROM CONTINUING OPERATIONS — $B)

	North America		GM International		GM Financial (EBT)	
	2017	2016	**2017**	2016	**2017**	2016
Full year	**11.9**	12.4	**1.3**	0.8	**1.2**	0.8
	Q4 17	Q4 16	**Q4 17**	Q4 16	**Q4 17**	Q4 16
Quarter	**2.9**	2.7	**0.4**	0.2	**0.3**	0.2

North America: Record Q4 EBIT-adj. and record full-year EBIT-adj. margin of 10.7% — the third straight year above 10% — despite an 11.3% reduction in wholesale volume. Year-ending U.S. inventory was at 63 days supply — down 90,000 units from 2016.

GM International: Operating results improved year-over-year, driven by continued strong China equity income of $2 billion and in South America where the company returned to profitability in 2017.

GM Financial (EBT): Posted full-year record revenues of $12.2 billion and record 2017 EBT-adj. of $1.2 billion — a 50% increase over 2016 results. Earning assets grew 25 percent to about $86.0 billion.

2017 GLOBAL VEHICLE SALES

Through December 31, 2017, GM sold 8.9 million vehicles globally, an increase of 0.8 percent from 2016, and grew market share in each of its three key markets.

In the United States, GM sold 3 million vehicles, including record sales of crossovers and pickup trucks, helping the company earn record average transaction prices, according to J.D. Power PIN estimates.

GM and its joint ventures sold 4 million vehicles in China for the first time. The record sales were anchored by Baojun and Buick, along with Cadillac, which posted a sales increase of 51 percent.

In South America, Chevy posted a 13.8-percent sales increase.

Global deliveries of electric vehicles were a record 69,500, led by record deliveries of Chevrolet Bolt EV (26,000) and Baojun E100 (11,500).

For more details, click here.

PRODUCT LAUNCHES

In 2018, GM will continue its product momentum with the introduction of its all-new full-size trucks — the Chevrolet Silverado and GMC Sierra.

These important vehicles will round out the widest-ranging truck portfolio in the industry. The 2019 Chevrolet Silverado expands its customer appeal significantly, featuring eight distinct models to serve the "high value," "high feature" and "high volume" segments of the market.



All-new Chevrolet Silverado full-size pickup

This year, GM will gain the benefit of a full year of volume from the ongoing launches of its newest crossovers, the Chevrolet Traverse, Buick Enclave and GMC Terrain. The company will also introduce the next all-new Cadillac — the XT4 crossover — which will make its global debut this year.

After introducing six new or refreshed models in the fourth quarter in China, GM and its JV partners will launch 15 more in 2018, under the Cadillac, Buick, Chevrolet, Baojun and Wuling brands.

AUTOMOTIVE LIQUIDITY ($B)

	2017	2016
Cash and Current Marketable Securities	19.6	21.6
Total Auto Liquidity	33.6	35.8

CAPITAL RETURN

GM returned $6.7 billion to shareholders in 2017 through share buybacks of $4.5 billion and dividends of $2.2 billion. Since 2012, GM has returned more than $25 billion, which represents more than 90 percent of available free cash flow generated over that time.

PENSION UPDATE

GM's 2017 year-end global automotive pension underfunded position was $14.1 billion, an improvement from $18.2 billion at the end of 2016 which includes the pension liabilities assumed by PSA in connection with the sale of Opel/Vauxhall.

The funded status of the company's $68.5 billion 2017 year-end U.S. defined-benefit pension plan obligation improved to about 92-percent, up from approximately 90 percent in 2016, as plan assets grew to $62.6 billion from $61.6 billion.

CONTACTS

Media

Tom Henderson
GM Finance Communications
313-410-2704
tom.e.henderson@gm.com

Investors

Michael Heifler
GM Investor Relations
313-418-0220
michael.heifler@gm.com

GENERAL MOTORS

General Motors Co. (NYSE: GM), its subsidiaries and joint venture entities produce and sell vehicles under the Chevrolet, Cadillac, Baojun, Buick, GMC, Holden, Jiefang and Wuling brands. GM has leadership positions in several of the world's most significant automotive markets and is committed to lead the future of personal mobility. More information on the company and its subsidiaries, including OnStar, a global leader in vehicle safety, security and information services, can be found at http://www.gm.com.

Cautionary Note on Forward-Looking Statements

This press release and related comments by management may include forward-looking statements. These statements are based on current expectations about possible future events and thus are inherently uncertain. Our actual results may differ materially from forward-looking statements due to a variety of factors, including: (1) our ability to deliver new products, services and experiences that attract new, and are desired by existing, customers and to effectively compete in autonomous, ride-sharing and transportation as a service; (2) sales of crossovers, SUVs and full-size pick-up trucks; (3) our ability to reduce the costs associated with the manufacture and sale of electric vehicles; (4) the volatility of global sales and operations; (5) our significant business in China which subjects us to unique operational, competitive and regulatory risks; (6) our joint ventures, which we cannot operate solely for our benefit and over which we may have limited control; (7) changes in government leadership and laws (including tax laws), economic tensions between governments and changes in international trade policies, new barriers to entry and changes to or withdrawals from free trade agreements, changes in foreign exchange rates, economic downturns in foreign countries, differing local product preferences and product requirements, compliance with U.S. and foreign countries' export controls and economic sanctions, differing labor regulations and difficulties in obtaining financing in foreign countries; (8) our dependence on our manufacturing facilities; (9) the ability of suppliers to deliver parts, systems and components without disruption and on schedule; (10) prices of raw materials; (11) our highly competitive industry; (12) the possibility that competitors may independently develop products and services similar to ours despite our intellectual property rights; (13) security breaches and other disruptions to our vehicles, information technology networks and systems; (14) compliance with laws and regulations applicable to our industry, including those regarding fuel economy and emissions; (15) costs and risks associated with litigation and government investigations; (16) compliance with the terms of the Deferred Prosecution Agreement; (17) the cost and effect on our reputation of product safety recalls and alleged defects in products and services; (18) our ability to successfully and cost-efficiently restructure operations in various countries with minimal disruption; (19) our ability to realize production efficiencies and to achieve reductions in costs; (20) our ability to develop captive financing capability through GM Financial; and (21) significant increases in pension expense or projected pension contributions. A further list and description of these risks, uncertainties and other factors can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and our subsequent filings with the Securities and Exchange Commission. GM cautions readers not to place undue reliance on forward-looking statements. GM undertakes no obligation to update publicly or otherwise revise any forward-looking statements.

Basis of Presentation

The financial and operational information included in this press release relate to our continuing operations and not our discontinued operations nor assets and liabilities held for sale relating to the Opel/Vauxhall business and GM Financial's European operations (collectively, our "European Business"). Further, during the three months ended December 31, 2017, we changed our automotive segments as a result of changes in our organizational structure and the evolution of our business resulting from the sale of the Opel/Vauxhall Business and the various strategic actions taken in the GMIO region. As a result, our GMSA and GMIO operating segments are now reported as one, combined reportable international segment, GMI. Our GMNA and GM Financial segments were not impacted. All periods presented have been recast to reflect the changes.

Additional information regarding the sale of our European Business can be found in our publicly filed SEC documents and in the investor materials located at www.gm.com/investors.